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ADC TELECOMMUNICATIONS, INC.
EXECUTIVE INCENTIVE EXCHANGE PLAN
FISCAL YEAR 2000

ADC TELECOMMUNICATIONS, INC.
EXECUTIVE INCENTIVE EXCHANGE PLAN
FISCAL YEAR 2000

I.	PLAN NAME AND EFFECTIVE DATE
The name of this Plan is the ADC Telecommunications, Inc. ("Company") Executive Incentive Exchange Plan—Fiscal Year 2000 ("FY 2000"), effective November 1, 1999 through October 31, 2000.
II.	PURPOSE

The purpose of the Plan is to provide exceptional rewards for exceptional performance of eligible executives, align executive rewards with shareholder interests, and provide an incentive for retention.
III.	ADMINISTRATION

This Plan will be administered by the same Committee ("Committee") appointed and authorized by the Company's Board of Directors to administer the Company's 1991 Stock Incentive Plan. The Committee is authorized to make all decisions as required in administration of the Plan and to exercise its discretion to define, interpret, construe, apply, and make any exceptions to the terms of the Plan.
IV.	STOCK OPTION ISSUANCE
All stock options issued under this Plan will be granted under the Company's 1991 Stock Incentive Plan and/or its successor plans.
V.	ELIGIBILITY

The Committee will establish rules of eligibility for participation in the Plan in accordance with the 1991 Stock Incentive Plan and determine eligibility in accordance with those rules. Eligibility is limited to Corporate and Divisional Vice Presidents who receive approval from the Chief Executive Officer for participation in the Fiscal Year Plan. All Plan participants must also be participants under the Company's Management Incentive Plan ("MIP"). No employee will become a participant after November 1, 1999.
VI.	PLAN GOALS AND ACHIEVEMENT

All goals and objectives under this Plan shall be identical to the goals and objectives stated in each participant's MIP. Total payouts are calculated in the same fashion as payouts made under the applicable MIP.
VII.	EXCHANGE ELECTION

Prior to the beginning of FY 2000, participants may irrevocably elect to exchange up to 50% of their FY 2000 MIP award for options to purchase common stock of the Company. Such elections may be made in 10% increments up to a maximum of 50% of the cash MIP award. No exchange will be made if the portion elected for exchange is less than One Hundred Dollars ($100.00).
VIII.	EXCHANGE DATE
Exchanges made under this Plan will be made as soon as administratively feasible following the close of FY 2000 and as soon as MIP awards are approved.
IX.	EXCHANGE CALCULATION
The MIP award that will be used to calculate the exchange to options will be the incentive amount eligible to be paid for the fiscal year.

The dollar amount of the MIP award elected to be exchanged will first be multiplied by an exchange factor ("Factor") of six (6). This amount is then divided by the Black-Scholes value of an option to purchase one share of ADC common stock on the last day of FY 1999 to determine the number of option shares to be received by the participant.

This Black-Scholes value will reflect the vesting characteristics of the options to be granted under this Plan and other characteristics as appropriate, and as such may differ from the Black-Scholes value applied for other options granted under other Company plans. The final number of shares will be rounded down if necessary to the nearest whole share.
This exchange causes payment of the MIP cash incentive amount exchanged to be forfeited, except as described under Section XIV.
X.	NATURE OF OPTIONS TO BE GRANTED
All options granted under this Plan will be nonqualified stock options, that are not "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.
XI.	TERM AND VESTING OF OPTIONS

All options granted under this Plan will have a term and method of exercise as determined by the Committee. The term will be 10 years from the date of grant. Options will vest in three (3) equal annual installments, beginning one (1) year after the grant date.
XII.	EXERCISE PRICE OF OPTIONS

The exercise price of the stock options granted under this Plan will be the Fair Market Value of the Company's common stock on the last business day of the fiscal year and be determined in accordance with the 1991 Stock Incentive Plan.
XIII.	STOCK OPTION GRANT DATE
The effective date of the stock options granted under the Plan will be the last business day of the fiscal year.
XIV.	EFFECT OF CHANGE IN EMPLOYMENT STATUS ON CURRENT YEAR ELECTIONS (CHANGES DURING THE PLAN YEAR)
A.
Termination of Employment. A participant who terminates employment prior to the end of FY 2000 will relinquish all rights to the grant of any stock option under this plan and will forfeit the MIP cash equivalent amount as defined in his/her irrevocable exchange election.
B.
Change in Job Status Based Upon a Demotion. A participant who is demoted from an eligible position under this Plan to an ineligible position will exchange the pro-rata portion of cash MIP award that is calculated according to the time served in the eligible position during FY 2000, provided at least three months was served in the eligible position.
C.
Death. If a participant dies during FY 2000, the participant's heirs as determined by will or applicable laws of descent and distribution will have no right to receive any stock options under this plan. Heirs will receive instead the cash equivalent of the pro-rata MIP award that is calculated according to the MIP Plan, but not subject to the Factor.
XV.	EFFECT OF CHANGE IN EMPLOYMENT STATUS OCCURRING AFTER FY 2000 ON EXCHANGES MADE IN FY 2000

All stock options already awarded under this Plan will vest fully upon a participant's death, disability, or voluntary retirement. For purposes of this Plan, retirement from the Company shall be defined as having attained age 55 with 10 years of service with the Company ("early retirement"), or age 65 with 5 years of service with the Company ("normal retirement").

If a participant terminates for any other reason, termination provisions will be applied. For each grant or exchange already made, if the participant terminates prior to the vesting of the first one third of the options, all options and the MIP cash equivalent amount will be immediately forfeited. If the participant terminates after the first one third of the options have vested, all vested options will remain exercisable for a period of one (1) year. All unvested options will be forfeited, and no cash equivalent will be provided.
XVI.	EFFECT OF CHANGE IN CONTROL ON EXCHANGES ALREADY MADE
In the event of a change in control of the Company as referenced in stock option agreements issued pursuant to this Plan, all unvested options will immediately vest in full.
XVII.	AMENDMENT OR TERMINATION OF PLAN

The Board of Directors reserves and retains the right to modify, rescind or terminate this Plan in whole or in part, at its sole discretion, and nothing in this Plan limits this right in any way or creates any rights in any employee in future participation in this Plan or any other Plan, or constitutes any guarantee of compensation or employment with ADC. Further, neither the Board of Directors nor the Company has any obligation under this Plan or otherwise to adopt this or any other plan in any future fiscal year.

ATTACHMENT I
EXCHANGE EXAMPLE

Assumptions
Annual earnings for FY 2000:	$100,000
Exchange election:	50% of MIP award
MIP award:	$30,000
*FMV of stock on 10/29/99:	$40.00
Black-Scholes factor for option on 10/29/99:	.60 (actual factor will vary)
Black-Scholes value of option on 10/29/99:	$40.00× .60 = $24.00
*Exercise price of option (10/31/00):	$46.00
Grant date:	October 31, 2000

    *Last business day of the fiscal year 2000

Exchange Calculation

    MIP Award × Exchange Election × Exchange Factor =
Black-Scholes Value of Option on 10/30/98

$30,000 × 50% × 6 =
$40.00 × .60

$90,000 =
$24.00

3,750 options at an exercise price of $46.00 per share

Vesting

1,250 shares vest on 10/31/01

1,250 shares vest on 10/31/02

1,250 shares vest on 10/31/03

Five Year Projected Value of Award

  •
  Assume 10% annual stock price appreciation
  •
  Assumed stock price 10/31/05 = $74.08
  •
  5 year gain: $74.08 - $46.00 (exercise price) = $28.08
  •
  Projected value: 3,750 × $28.08 = $105,300 vs. $15,000 original amount exchanged

ADC TELECOMMUNICATIONS, INC.
FY 2000 MANAGEMENT INCENTIVE PLAN
PAYOUT DISTRIBUTION OPTIONS

I hereby make the following irrevocable elections for the current plan year:

I.  2000 Executive Incentive Exchange Plan (Check and complete one line only)

       I wish to have 100% of my incentive paid under the terms of the ADC Telecommunications, Inc. Management Incentive Plan; or:

       I wish to participate in the Executive Incentive Exchange Plan and receive        % (at least 50%, in a multiple of 10%) of my annual MIP award to be paid under the terms of the Management Incentive Plan, and to receive stock options based upon a value equal to        % of my annual MIP award up to 50% in accordance with the Executive Incentive Exchange Plan, except that no exchange will be made if the portion elected for exchange is less than One Hundred Dollars ($100.00).

II.  Deferred Compensation Plan

A.  Deferred Compensation Election Amount (Check and complete one line only)

Of the cash amount remaining after my election in Section I above, I elect:

       To defer none of this remaining annual cash MIP award under the Deferred Compensation Plan (no deferral); or:

       To defer        % of this remaining annual cash MIP award under the Deferred Compensation Plan, except that no deferral will be made if the portion elected for deferral is less than One Hundred Dollars ($100.00); or:

       To defer one hundred percent (100%) of the balance over $       of the remaining annual cash MIP award under the Deferred Compensation Plan, except that the amount hereby excluded from deferral shall not be less than One Hundred Dollars ($100.00).

B.  Deferred Compensation Distribution Option

This section should only be completed if you have elected to defer a portion of your FY 2000 Management Incentive Payout under the Deferred Compensation Plan (Section IIA above). Because of the potential tax implications at distribution, you may want to consult a tax advisor.

At termination of employment, I elect to have my deferred compensation account balance distributed:

       In a lump sum; or

       In ten equal annual installments (This installment form will be available only if the single lump sum value of my benefit at termination is at least $100,000.)

I hereby certify that I have been given a copy of all applicable plan documents, that I have read them, and that I understand their provisions.

Name (print or type)
Attest	Signature
Date	Date

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ADC TELECOMMUNICATIONS, INC. EXECUTIVE INCENTIVE EXCHANGE PLAN FISCAL YEAR 2000
ADC TELECOMMUNICATIONS, INC. EXECUTIVE INCENTIVE EXCHANGE PLAN FISCAL YEAR 2000

ATTACHMENT I EXCHANGE EXAMPLE
ADC TELECOMMUNICATIONS, INC. FY 2000 MANAGEMENT INCENTIVE PLAN PAYOUT DISTRIBUTION OPTIONS